SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 8, 2002
                                                ----------------------

                               Mirant Corporation
             (Exact name of registrant as specified in its charter)

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           Delaware               001-16107                  58-2056305
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(State or other jurisdiction   (Commission File     (IRS Employer Identification
       of incorporation)            Number)                      No.)


 1155 Perimeter Center West Suite 100, Atlanta, Georgia         30338
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   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code     (678) 579-5000
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                                       N/A
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         (Former name or former address, if changed since last report.)

Item 5.         Other

Recent Developments:

     On March 11, 2002, the California Attorney General filed a civil suit against Mirant Corporation and several of its wholly-owned subsidiaries in San Francisco Superior Court. The lawsuit alleges that between 1998 and 2001 Mirant effectively double-sold its capacity by selling both ancillary services and energy from the same generating units, such that, if called upon, Mirant would have been unable to perform its contingent obligations under the ancillary services contracts. The California Attorney General claims that this alleged behavior violated both the tariff of the California Independent System Operator and, more importantly, California's unfair trade practices statute. The suit seeks both restitution and penalties in unspecified amounts.

     On March 14, 2002 we received notice that on March 8, 2002, Edison Mission Energy ("EME"), a subsidiary of Edison International, and EME Del Caribe, a subsidiary of Edison Mission Energy, filed a breach of contract action against Mirant Corporation and two subsidiaries of Mirant, Mirant EcoElectrica
Investments I, Ltd., and Mirant EcoElectrica Finance, Ltd., in the Superior Court of Orange County, California. In July 2001, Mirant and its subsidiaries entered into a contract with EME and EME Del Caribe to purchase their 50% ownership interest in EcoElectrica L.P., a limited partnership owning a 540 megawatt liquefied natural gas fired combined cycle cogeneration facility in Puerto Rico together with various related facilities. At the same time Mirant and its subsidiaries entered into a separate agreement with Enron Asset Holdings, a subsidiary of Enron Corporation, to purchase an additional 47.5% ownership interest in EcoElectrica L.P.. EME and EME Del Caribe allege that Mirant and its subsidiaries breached their obligations under the purchase agreement by failing to complete the purchase of EME's and EME Del Caribe's ownership share of EcoElectrica and by wrongfully invoking termination provisions in that agreement. The plaintiffs seek damages in excess of $50 million, plus interest and attorneys fees. The purchase and sale agreement between the Mirant entities and Enron Asset Holdings also did not close and was terminated by Mirant. At this time, no action has been filed against Mirant or its subsidiaries by Enron Asset Holdings.

     On March 19, 2002, the California Attorney General filed a complaint with the Federal Energy Regulatory Commission (FERC) against certain California generators, including Mirant Corporation and several of its wholly-owned subsidiaries, alleging that market-based sales of energy made by such generators were in violation of the Federal Power Act because such transactions were not appropriately filed with FERC. The complaint requests, among other things, refunds for any prior short-term sales of energy that are found to not be just and reasonable, along with interest on any such refunded amounts.

     Mirant cannot now determine the ultimate outcome of these proceedings but will oppose the matters vigorously.

                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     March 20, 2002                        MIRANT CORPORATION



                  `                            By /s/ James A. Ward
                                                  ------------------------------
                                                  James A. Ward
                                                  Senior Vice President, Finance
                                                   And Accounting
                                                 (Principal Accounting Officer)